UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION

                      Washington D.C. 20549



                             FORM 8-K


                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 16, 2004



                      ELIZABETH ARDEN, INC.
      (Exact name of registrant as specified in its charter)



            Florida                     1-6370               59-0914138
(State or other jurisdiction         (Commission           (IRS Employer
        of incorporation)            File Number)        Identification No.)


         14100 N.W. 60th Avenue, Miami Lakes, Florida       33014
           (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:  (305) 818-8000




  ______________________________________________________________
  (Former name or former address, if changed since last report)

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

               99.1 Press Release dated March 16, 2004.


Item 9.   Regulation FD Disclosure.

     On March 15, 2004, Elizabeth Arden, Inc. (the "Company") issued a press release to announce that certain of its executives are implementing 10b5-1 plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The Company's Board of Directors approved the adoption of trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 in December 2003. Rule 10b5-1 allows corporate insiders to establish prearranged plans to sell a specified number of shares of company stock over a predetermined period of time. Insiders may adopt such plans when they are not in possession of material, non-public information.

     The Company has been advised that E. Scott Beattie, Chairman and Chief Executive Officer, Paul West, President and Chief Operating Officer, Joel B. Ronkin, Executive Vice President and Chief Administrative Officer and Oscar E. Marina, Executive Vice President, General Counsel and Secretary, have established such plans to facilitate the orderly exercise of expiring stock options. The number of shares that may be sold during the terms of Messrs. Beattie, West, Ronkin and Marina's trading plans represents less than one percent of the issued and outstanding common stock of the Company.

     A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

     In accordance with General Instruction B.2 of Form 8-K, the information contained in said press release shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                            SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ELIZABETH ARDEN, INC.


Date:  March 16, 2004                  /s/ Stephen J. Smith
       --------------                  ---------------------
                                       Stephen J. Smith
                                       Executive Vice President and
                                       Chief Financial Officer

                          EXHIBIT INDEX


Exhibit Number                       Description
--------------   -----------------------------------------------------------
     99.1        Elizabeth Arden, Inc. Press Release dated March 16, 2004.